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Exhibit 3.8

        LIBRO NUMERO SEIS DE ACTAS Y POLIZAS.

        ACTA NUMERO OCHO MIL SEISCIENTOS SESENTA Y OCHO.

        En la Ciudad de México, Distrito Federal, a veintitrés de diciembre de dos mil tres.

        Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:

        Que en esta fecha comparece ante mí el señor Licenciado JOSE MANUEL MUÑOZ ARTEAGA, quien me solicita certifique la agrupación de los estatutos sociales de "INMOBILIARIA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acto que realizo en los términos siguientes:

ANTECEDENTES:

        I.- Por escritura pública número veinte mil ciento treinta y tres, de fecha veintitrés de septiembre de mil novecientos ochenta, otorgada ante la fe del licenciado Miguel Limón Díaz, Notario Público número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta ciudad, bajo el folio mercantil número veintinueve mil ochocientos setenta y dos, se constituyó la sociedad denominada "INMOBILIARIA TMM", SOCIEDAD ANONIMA, con cláusula de exclusión de extranjeros, domicilio en la Ciudad de México, Distrito Federal, duración de noventa y nueve años, capital social mínimo fijo de Seis Millones de Pesos, Moneda Nacional, teniendo por objeto principal la compra, venta, permuta y en general adquisición y enajenación por cualquier concepto de toda clase de bienes inmuebles urbanos.

        II.- Mediante escritura pública número veintiocho mil ochocientos veintisiete, de fecha catorce de junio de mil novecientos noventa y uno, otorgada ante la fe del mismo Notario Público que la anterior, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, con el mismo número de folio mercantil que la anterior, se protocolizó el acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "INMOBILIARIA TMM", SOCIEDAD ANONIMA, celebrada el día treinta de junio de mil novecientos ochenta y siete, en la cual acordaron entre otros puntos transformar la sociedad de Sociedad Anónima a Sociedad Anónima de Capital Variable, para en lo sucesivo denominarse "INMOBILIARIA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE; aumentar el capital social en su parte variable a la cantidad de Seiscientos Cincuenta Millones de Pesos (actualmente Seiscientos Cincuenta Mil Pesos) Moneda Nacional y en consecuencia se reformaron las cláusulas primera, segunda, sexta y séptima de los estatutos sociales de la sociedad.

        III- Por escritura pública número cuarenta y nueve mil trescientos noventa y tres, de fecha seis de septiembre de mil novecientos noventa y seis, otorgada ante la fe del licenciado Armando Gálvez Pérez Aragón, titular de a notaria pública número ciento tres del Distrito Federal, se protocolizó el acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "INMOBILIARIA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veinticuatro de mayo de mil novecientos noventa y seis, en la que entre otros puntos se modificó la cláusula quinta de los estatutos de la sociedad, referente al objeto social.

        IV.- Por escritura pública número treinta y cuatro mil cuatrocientos setenta y dos, de fecha primero de febrero de mil novecientos noventa y nueve, otorgada ante la fe del mismo Notario Público que las anteriores, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, con el mismo número de folio mercantil que las anteriores, se protocolizó el acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "INMOBILIARIA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintiséis de febrero de mil novecientos noventa y ocho, en la que entre otros puntos se modificaron las cláusulas novena, vigesimaprimera y vigesimacuarta, y se adicionó la cláusula octava-bis, modificándose en consecuencia los estatutos de la sociedad.

        V.- Por póliza número ocho mil seiscientos cuarenta y siete, de fecha veintidós de diciembre del dos mil tres, otorgada ante la fe del suscrito corredor público, pendiente de inscripción en el Registro

Publico de Comercio del Distrito Federal por lo reciente de su otorgamiento, mediante la cual se formalizó el acta de asamblea general extraordinaria de accionistas de la sociedad "INMOBILIARIA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día diecinueve de diciembre de dos mil tres, en la que entre otros puntos se acordó cambiar el régimen de exclusión de extranjeros por el de admisión de extranjeros, modificándose como consecuencia la cláusula séptima de los estatutos sociales.

        A continuación transcribo el texto de los Estatutos Sociales vigentes de "INMOBILIARIA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, los cuales son del tenor literal siguiente:

CLAUSULAS

        PRIMERA.- La sociedad es una sociedad anónima de capital variable de conformidad con las leyes mexicanas y por lo mismo la nacionalidad de dicha sociedad es mexicana.

DENOMINACION

        SEGUNDA.- La sociedad se denomina Inmobiliaria TMM, debiendo ir seguida esta denominación de las palabras Sociedad Anónima de Capital Variable o de su abreviatura S.A. de C.V.

DOMICILIO

        TERCERA.- La sociedad tendrá su domicilio en esta Ciudad de México, Distrito Federal, con facultad de establecer sucursales. Agencias u oficinas en cualquier otro lugar de la República Mexicana o del extranjero.

DURACION

        CUARTA.- La duración de la sociedad será de NOVENTA Y NUEVE AÑOS, que por comenzar a correr y contarse desde la fecha de firma de esta escritura concluirá el día veintinueve de septiembre del año dos mil setenta y nueve.

OBJETO

        QUINTA.- la sociedad tendrá por objeto:

          a).-  Compra, venta, permuta y en general adquisición y enajenación por cualquier concepto de toda clase de bienes inmuebles urbanos.

          b).-  Construcción de edificios, casas y demás obras de carácter civil para sus fines sociales.

          c).-  Arrendamiento, administración y explotación en general de bienes inmuebles urbanos.

          d).-  Instalar y mantener sistemas de comunicación por radio, telégrafo, teléfono o cualquier otra (asi) medio para el uso de los negocios sociales.

          e).-  Promover, organizar, y administrar toda clase de sociedades mercantiles o civiles

          f).-   Adquirir interés o participación en otras sociedades mercantiles o civiles, formando parte en su construcción o adquiriendo acciones o participaciones en las ya constituidas, así como enajenar o traspasar tales acciones o participaciones. Las sociedades en las cuales tenga la titularidad de la mayoría de las acciones o partes sociales, no deberán directa o indirectamente, invertir en acciones de esta sociedad, ni de ninguna otra empresa que a su vez sea accionista mayoritaria de esta misma Sociedad, o que sin serlo tengan aquéllas conocimiento que es accionista de ésta.

          g).-  Proporcionar a las sociedades, de que sea accionista, servicios de asesoría y consultoría técnica en materia industrial, contable, mercantil o financiera.

          h).-  Otorgar préstamos a las Sociedades Mercantiles o Civiles en las que tenga interés o participación mayoritaria o que pueda ejercitar la facultad de designar la mayoría de los órganos de administración.

          i).-   Girar títulos de crédito, aceptarlos, así como endosarlos en cualquier forma que sea, avalar, garantizar de cualquier el cumplimiento de las obligaciones a cargo de las subsidiarias de éstas.

          j).-   Adquirir y vendera (así) la propiedad, tomar y dar en arrendamiento, poseer o administrar toda clase de bienes muebles o inmuebles, así como los derechos reales que permitan las leyes de la República Mexicana o de otros países de acuerdo con los requisitos que las mismas exijan y que sean indispensables para su objeto social, en la inteligencia de que en ningún caso podrán adquirir, poseer o administrar bienes inmuebles con fines agrícolas.

          k).-  Adquirir temporalmente acciones emitidas por la misma sociedad con sujeción a lo previsto por las disposiciones legales o reglamentarias aplicables.

          l).-   Obtener y otorgar préstamos, suscribir o emitir toda clase de títulos de crédito, otorgar garantías reales o personales, otorgamiento de avales, préstamos y financiamientos y la adquisición de pasivos, pudiendo ser estos manejados en forma enunciativa mas no limitativa por medio de cuentas corrientes o a través del esquema de arrendamiento financiero.

          m).- En general realizar y celebrar todos los actos y contratos y operaciones y conexos, accesorios o accidentales que sean necesarios o convenientes para la realización de los objetos anteriores.

CAPITAL

        SEXTA.- El capital de la sociedad es variable. El capital social mínimo fijo sin derecho a retiro es de $6'000,000.00 Moneda Nacional, representado por seis mil acciones ordinarias, nominativas, de la Clase I, con valor nominal de UN MIL PESOS 00/100 Moneda Nacional, cada una, íntegramente suscritas y pagadas. La porción variable del capital no tiene límite y estará representada por acciones nominativas de la Clase II, también con valor nominal de UN MIL PESOS 00/100 Moneda Nacional cada una. Todas las acciones conferirán iguales derechos y obligaciones a sus tenedores, dentro de su respectiva clase.

        Los aumentos y reducciones del capital social quedan sujetos a las siguientes disposiciones:

          a)    Los aumentos y reducciones de la porción fija se efectuarán mediante resolución de la asamblea general extraordinaria de accionistas.

          b).-  los aumentos y reducciones de la porción variable se efectuarán mediante resolución de la asamblea general ordinaria de accionistas.

          c).-  No se emitirán nuevas acciones, sino hasta que todas las acciones emitidas con anterioridad hayan sido totalmente pagadas.

          d).-  Las acciones autorizadas pero aún no suscritas, deberán conservarse en la tesorería de la sociedad.

          e).-  Las acciones que hayan sido amortizadas o retiradas, podrán conservarse en la tesorería de la sociedad o cancelarse ante notario público. Solamente acciones íntegramente pagadas podrán ser amortizadas o retiradas.

        La sociedad llevará un libro de variaciones de capital en el que se anotarán los aumentos o disminuciones del mismo y el capital representado por la porción fija y el representado por la porción variable.

        SEPTIMA.- Todas las acciones podrán estar representadas por títulos que amparen una o más. Tanto los títulos definitivos de las acciones como los certificados provisionales en su caso, llevarán la firma autógrafa del administrador único o bien de dos miembros del Consejo de Administración y contendrán en su redacción los requisitos enumerados por el artículo ciento veinticinco de la Ley General de Sociedades Mercantiles, así como el convenio previsto por el artículo octavo del Reglamento de la Ley Orgánica de la Fracción primera del artículo veintisiete Constitucional que aquí aceptan los otorgantes y dice:

        La sociedad es mexicana. Los accionistas extranjeros, actuales o futuros de la sociedad, se obligan ante la Secretaría de Relaciones Exteriores a:

          (I)   Considerarse como nacionales respecto de:

            a)    Las acciones que adquieran en la sociedad;

            b)    Los bienes, derechos, concesiones, participaciones o intereses de que sea titular la sociedad, y

            c)     Los derechos y obligaciones que deriven de los contratos en que sea parte la propia sociedad.

          (II)  No invocar la protección de sus gobiernos bajo la pena, en caso contrario, de perder en beneficio de la Nación Mexicana los derechos y bienes que hubiesen adquirido."

ADMINISTRACION

        OCTAVA.- La sociedad será administrada por un consejo de administración o por un administrador único, según lo acuerde la asamblea general de accionistas.

        Para el caso de que la administración de la sociedad quede a cargo de un consejo, esté será integrado por los miembros propietarios que designe la asamblea en número no menor de tres ni mayor de siete, con las designaciones de presidente, secretario, tesorero y vocales, pudiendo designar el número de consejeros suplentes que se crea necesario.

        Tanto los miembros del consejo de administración como el administrador único, según el caso, podrán ser o no accionistas, pero siempre serán de nacionalidad mexicana, debiendo ser designados a mayoría de votos por la asamblea general y durarán en funciones hasta en tanto no les sean revocados sus nombramientos, y los nuevamente designados tomen posesión de sus cargos. Cuando los consejeros sean tres o más, la minoría de accionistas que represente un veinticinco por ciento del capital social, tendrá derecho a nombrar cuando menos un consejero

        OCTAVA BIS.- Los miembros del consejo de administración, el administrador único y los gerentes no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la Asamblea de Accionistas o el propio Consejo de Administración, determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

        NOVENA.- En el caso de que la sociedad sea administrada por un consejo, este funcionará válidamente con la asistencia de la mayoría de sus miembros tomándose sus resoluciones a mayoría de votos de todos los presentes y gozando el presidente, para el caso de empate, de voto de calidad.

        Las resoluciones tomadas fuera de sesión del consejo de administración, por unanimidad de sus miembros, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal del mismo consejo, siempre que las resoluciones adoptadas se confirmen por escrito.

        DECIMA.- El consejo de administración o el administrador único en su caso, gozará de todas las facultades generales y aún las especiales que requieran cláusula especial conforme a la ley, de un poder general para pleitos y cobranzas, para administrar bienes y para ejercer actos de dominio, en los términos de los artículos dos mil quinientos cincuenta y cuatro y dos mil quinientos ochenta y siete de

Código Civil para el Distrito Federal y sus concordantes de los Códigos Civiles de los diversos Estados de la República Mexicana, así como para suscribir títulos de crédito, atento lo dispuesto por el artículo nueve de la Ley General de Títulos y Operaciones de Crédito. Gozará además dicho consejo de administración o el administrador único, de las facultades necesarias para articular y absolver posiciones, desistirse aún del juicio de amparo, presentar y ratificar querellas criminales y otorgar el correspondiente perdón, constituirse en parte civil y en coadyuvante del Ministerio Público así como otorgar y revocar poderes generales y especiales.

        DECIMAPRIMERA.- Además del Consejo de administración o del administrador general, uno o varios subdirectores y uno o más gerentes o subgerentes generales o especiales que fuere necesario designar, quienes podrán ser o no accionistas y ser nombrados por la asamblea general de accionistas, por el consejo de administración o por el administrador único, en su caso, durando en funciones hasta en tanto no le sean revocados sus nombramientos. Los funcionarios mencionados serán de nacionalidad mexicana y gozarán de las facultades y obligaciones que se les asigne al momento de su nombramiento.

ASAMBLEAS

        DECIMASEGUNDA.- Las asambleas de accionistas son: a).-Extraordinarias; y b).-Ordinarias.

        DECIMATERCERA.- Son asambleas extraordinarias aquellas que tengan por objeto la emisión de acciones privilegiadas; la amortización por la sociedad de sus propias acciones; la emisión de acciones de goce y de bonos; cualquier modificación al contrato social; y los demás asuntos a que se refiere el artículo ciento ochenta y dos de la Ley General de Sociedades Mercantiles.

        DECIMACUARTA.- Son asambleas ordinarias las que tengan por objeto tratar asuntos que no hayan sido reservados por la cláusula anterior a las asambleas extraordinarias.

        DECIMAQUINTA.- Deberá celebrarse por lo menos una asamblea ordinaria durante los cuatro primeros meses de cada ejercicio social, en la que además de los asuntos que se listen en el orden del día, se tratará de los siguientes:

          a).-Discutir, aprobar o modificar el balance del ejercicio social inmediato anterior, después de oído el informe del comisario y tomar las medidas correspondientes; b).-Destino que ha de darse a las utilidades que arroje el balance aprobado; c).-Designar al administrador único o a los miembros del consejo de administración, en su caso, para el siguiente ejercicio social; y d). Nombrar al comisario para el ejercicio social siguiente.

        DECIMASEXTA.- Podrán celebrarse todas las asambleas ordinarias de accionistas que sean convocadas, ya sea que en ellas se trate de los asuntos enumerados en la cláusula anterior o de otros diversos.

        DECIMASEPTIMA.- Para que haya quorum en una asamblea ordinaria de accionistas convocada por primera vez, se requiere la presencia o representación de accionistas poseedores por lo menos del cincuenta y uno por ciento de las acciones en que se divida el capital social. Si no hubiere quorum, se repetirá la convocatoria y entonces lo constituirá cualquier número de acciones que esté representado en la asamblea.

        DECIMAOCTAVA.- Para que haya quorum en una asamblea extraordinaria de accionistas que se reúna con motivo de la primera convocatoria, se requiere la presencia o representación de accionistas poseedores por lo menos del setenta y cinco por ciento de las acciones en que se divide el capital social. Si no hubiere quorum, se repetirá la convocatoria hasta que se reúnan accionistas que representen por lo menos el sesenta por ciento de las acciones en que se divida el capital social.

        DECIMANOVENA.- Las resoluciones de las asambleas extraordinarias de accionistas se tomarán en primera y ulteriores convocatorias por el voto favorable de accionistas que representen por lo menos el sesenta por ciento de las acciones en que se divide el total del capital social.

        VIGESIMA.- Las resoluciones de las asambleas ordinarias de accionistas se tomarán por mayoría de votos de los presentes, contándose a razón de un voto por cada acción.

        VIGESIMAPRIMERA.- Las asambleas de accionistas, tanto ordinarias como extraordinarias, podrán ser convocadas por el administrador o por el Consejo de Administración, por el Comisario o por accionistas que representen por lo menos el treinta por ciento del capital social. Las actas que se levanten de las asambleas serán firmadas por el Presidente y el Secretario que actúen en ellas, así como por el Comisario de la Sociedad, si asiste. Las resoluciones tomadas fuera de asamblea por unanimidad de los accionistas que representen la totalidad de las acciones con derecho a voto, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal de la asamblea general, siempre que las resoluciones adoptadas se confirmen por escrito.

        VIGESIMASEGUNDA.- Las convocatorias se publicarán una vez en el Diario Oficial de la Federación o en cualquier periódico de los de mayor circulación en el domicilio social, con una anticipación nunca menor de cinco días y en ellas se hará constar el lugar, día y hora de la reunión, así como una lista de los asuntos que han de tratarse; indicarán también si se trata de la primera, segunda o ulterior convocatoria. No será necesaria la publicación de las convocatorias cuando en el momento de la votación esté representada la totalidad de las acciones.

VIGILANCIA

        VIGESIMATERCERA.- La vigilancia de la sociedad queda encomendada a un comisario que deberá ser de nacionalidad mexicana y será designado por la asamblea ordinaria de accionistas para el periodo de un año y que continuará en el desempeño de sus funciones hasta que la persona que haya de sustituirlo sea nombrada y tome posesión de su puesto.

        También podrá haber un comisario suplente.

        VIGESIMACUARTA.- Los comisarios no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o el propio consejo de administración, determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

UTILIDADES Y PERDIDAS

        VIGESIMAQUINTA.- Son utilidades netas de la sociedad los productos de las operaciones realizadas durante el ejercicio después de deducir los gastos de explotación, administración, gratificaciones, gastos generales, impuestos, derechos y cualesquiera otras erogaciones que se hayan causado, determinados los beneficios líquidos, estos se distribuirán: I.- Se separará un cinco por ciento para formar el fondo de reserva legal, hasta que alcance a una quinta parte por lo menos, del capital social o para reconstituirlo cuando por cualquier causa disminuyere; II.- Se aplicará el porcentaje o cantidad que la asamblea de accionistas determine par formar fondos de previsión especial o incrementación de los negocios sociales o de otras reservas.

        III.- El remanente si lo hubiere, se repartirá entre los accionistas en proporción al número de acciones que posean, en la forma y términos que acuerde la asamblea.

        VIGESIMASEXTA.- Los socios fundadores no se reservan participación especial en las utilidades.

DISOLUCION Y LIQUIDACION

        VIGESIMASEPTIMA.- La sociedad se disolverá: a).- Por la expiración del plazo social; b).- Por la imposibilidad de seguir realizando los objetos principales de la sociedad; c).- Por determinación de la asamblea extraordinaria de accionistas; d).- Porque el número de accionistas llegue a ser inferior a cinco; e).- Por la pérdida de las dos terceras partes del capital social; y f).- En los demás casos previstos por la ley.

        VIGESIMAOCTAVA.- Decretada la disolución de la sociedad, se pondrá en liquidación y en defecto la asamblea ordinaria de accionistas fijará el número de liquidadores que ella determine y hará sus designaciones.

        VIGESIMANOVENA.- Los liquidadores deberán concluir la liquidación en el plazo de un año, a menos que la asamblea de accionistas señale un plazo diverso.

        TRIGESIMA.- Concluidos los plazos a que se refiere la cláusula anterior, el liquidador o liquidadores cesarán automáticamente en sus funciones y no podrán ser reelectos si no es por el voto favorable de accionistas que representen por lo menos el cincuenta por ciento del capital social.

        TRIGESIMAPRIMERA.- Los liquidadores tendrán las facultades que al efecto les confiere la asamblea que haga su nombramiento.

        TRIGESIMASEGUNDA.- Las asambleas de accionistas serán convocadas durante el periodo de la liquidación, por el liquidador, por el comisario o por accionistas que representen por lo menos el treinta y tres por ciento del capital social.

        TRIGESIMATERCERA.- Durante el periodo de la liquidación el comisario tendrá respecto de las liquidadores, las mas amplias facultades que le corresponderían en relación al consejo.

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

        I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

        II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.

        III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:

        JOSE MANUEL MUÑOZ ARTEAGA, mexicano, originario de México, Distrito Federal, lugar donde nació el día dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, colonia Parques del Pedregal, código postal catorce mil diez, delegación Tlalpan, en esta ciudad.

        IV.- Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.

        V.- Que para constancia levanté la presente acta el mismo día de su fecha.

        Expido la presente certificación para "INMOBILIARIA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, va en once páginas útiles.

POR: "INMOBILIARIA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE

JOSE MANUEL MUÑOZ ARTEAGA

JUAN MARTIN ALVAREZ MORENO TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL

FIRMAS:

        JOSE MANUEL MUÑOZ ARTEAGA        RUBRICA.

        JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.

        RUBRICA.        EL SELLO DE AUTORIZAR.

        MEXICO, DISTRITO FEDERAL, A LOS VEINTITRES DIAS DEL MES DE DICIEMBRE DE DOS MIL TRES.

DOY FE.

JMAM'

INMOBILIARIA TMM, S.A. DE C.V.
BY-LAWS
C L A U S E S

ONE.- The corporation is a "sociedad anónima de capital variable" organized under the laws of the Mexican Republic, therefore it is of Mexican nationality.

CORPORATE NAME

TWO.- The corporate name is Inmobiliaria TMM, to be followed by the words SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE or its abbreviation by initials S.A. de C.V.

ADDRESS

THREE.- The corporate address is Mexico City, Federal District, but the corporation may establish any branches or agencies within the Mexican Republic or abroad.

DURATION

FOUR.- The duration of the corporation is NINETY NINE YEARS, as of the execution date hereof and shall en don September twenty nine two thousand seventy nine.

PURPOSE

FIVE.- The corporate purposes of the corporation are:

          a).-  To purchase, sell, exchange, or otherwise acquire and transfer generally all kind of urban real property.

          b).-  To build buildings, houses and any other works according to its corporate purposes.

          c).-  To lease, administer and use in general all urban real property.

          d).-  To install and maintain, radio, telegraph, telephone communication systems, or other communication jeans to be used in connection with the corporation business.

          e).-  To promote, organize and administer all kind of corporations or partnerships.

          f).-   To acquire interests or participation in other corporations or partnerships, by participating in their incorporation or by acquiring shares or equity on those already incorporated, as well as to transfer any such shares or equity. The corporations in which it is a majority shareholder shall not directly or indirectly invest in the shares of the corporation or any other company that in turn is a majority shareholder of the corporation, or without being such majority shareholder the first mentioned are aware that it is a shareholder of this corporation.

          g).-  To provide to the contracting companies, technical consulting and assistance services for industrial, accounting, commercial or financial aspects.

          h).-  To grant loans to Corporations or Partnerships in which it has any interest or majority participation or that may exercise the power to appoint the majority of administration bodies.

          i).-   To execute negotiable instruments, as well as to endorse, or otherwise secure or guarantee by complying with any and all obligations of the subsidiaries in which it has majority participation and of the subsidiaries thereto.

          j).-   To own, lease, possess or administer real state property as permitted by the laws of the Mexican Republic or abroad, according to the requirements of such laws, necessary to comply with its corporate purposes, provided that in no case it may purchase, own or administer real property for agricultural purposes.

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          k).-  To temporarily own shares issued by the corporation, subject to the applicable legal or regulatory provisions.

          l).-   To obtain and grant loans, issue all kind of negotiable instruments, to grant any kind of security interest in personal or real property, securities, loans and financial services, as well as to acquire liabilities, which may be manager without limitation by ordinary accounts or through commercial lease,

          m).- In general, to enter into agreements, carry out any acts and grant documents necessary to fully comply with such corporate purposes.

CAPITAL STOCK

SIX.- The capital stock is variable. The minimum fixed non-withdrawal right capital is in the amount of Mex$6'000,000.00 represented by six thousand common, nominative shares Class I, par value One Thousand Mexican Pesos each, fully subscribed and paid. The variable portion of capital is unlimited and shall be represented by nominative shares, Class II, par value One Thousand Mexican Pesos each. All shares shall confer identical rights and obligations to their holders, within their respective Class.

        Any increase or reduction of capital stock, shall be subject to the following provisions:

          a).-  Any increase and reduction of fixed portion shall be made by resolution of the General Extraordinary Meeting of Shareholders.

          b).-  Any increase and reduction of variable portion shall be made by resolution of the General Ordinary Meeting of Shareholders.

          c).-  No new shares shall be issued, without full payment of shares issued previously.

          d).-  Authorized but unpaid shares shall be kept at the Treasury of the Corporation.

          e).-  Any amortized or withdrawn shares may be kept at the Treasury offices of the Corporation or may be cancelled before a Notary Public. Only paid in shares may be amortized or withdrawn.

        The Corporation shall keep a capital variation registration book, in which any increase or reduction thereof must be registered, including capital represented by fixed portion and capital represented by variable portion.

SEVEN.- The certificates of shares may represent one or more shares. Certificate of shares and scrips, in any, will be signed by the sole administrator or by two members of the Board of Directors, and shall include the text referred to in article twenty five of the Ley General de Sociedades Mercantiles ‹General Business Corporations Law›, as well as the agreement referred to in article eight of the Regulations of Organic Law for fists Section of article twenty seven of the Mexican Constitution, which is hereby accepted by the undersigned and which reads as follows:

        The corporation is Mexican. Any present or future foreign shareholders of the Corporation agree with the Secretaría de Relaciones Exteriores ‹Ministry of Foreign Affairs› as follows:

          (I)   To be deemed as national as to:

            a)    Any shares acquired in the Corporation;

            b)    Any property, rights, concessions, equity or interests owned by the Corporation, and

            c)     Any rights and obligations derived from agreements and legal actions where the Corporation is a party.

          (II)  Not to invoke their government protection subject to the loss to the benefit of Mexican Nation of any rights and property acquired."

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MANAGEMENT

EIGHT.- The business and affairs of the Corporation will be managed by the Board of Directors or by a Sole Administrator, as the general meeting of shareholders determine. In case the company is to be managed by a Board of Directors, it shall be comprised of the regular members to be designated by the Meeting, in the number not less than seven, as Chairman, Secretary, Treasurer and Directors, and the number of alternate members as they may deem necessary. The members of the Board of Directors or Sole Administrator, if any, need not to be shareholders, but must be of Mexican nationality, to be designated by majority votes of the General Ordinary Meeting of Shareholders, for a term to elapse until their successors are designated and qualified. In the event of three or more Directors, the minority shareholders representing twenty five percent of capital stock shall be entitled to designate at least one director.

EIGHT BIS.- The members of the Board of Directors, the Sole Administrator and Managers of the Corporations are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders or the Board of Directors determines the granting of such bond at the time of the appointment of such officers.

NINE.- The meetings of the Board of Directors, if any, shall be valid if majority of members is present thereat, and their resolutions will be adopted by majority vote of those present, but the Chairman shall have the casting vote to break a tie. Any resolutions adopted without a meeting of the Board by unanimous vote of directors shall, for any legal effects, be valid as if passed in a meeting of the Board, provided that they shall be confirmed in writing.

TEN.- The Board of Directors or Sole Administrator, if any, shall have all general and special powers to be set forth under law for a general power of attorney for lawsuits and collections, for acts of administrations and acts of domain, according to the provisions of articles two thousand five hundred fifty four and two thousand five hundred eighty seven of the Civil Code for the Federal District, and relative provisions of the Civil Codes of the states of the Mexican Republic, and to subscribe negotiable instruments, according to provisions of article nine of the Ley General de Títulos y Operaciones de Crédito ‹General Negotiable Instruments and Credit Operations Law›. Likewise, the board of directors or sole administrator shall have necessary powers to answer and make interrogatories, to withdraw amparo proceeding, file criminal complaints and submit accusation, grant pardons, act as a co-party of the Attorney General, as well as power to grant and revoke general and special powers of attorney.

ELEVEN.- Besides the Board of Directors or Sole Administrator, one or more deputy directors and one or more managers or general or special deputy managers that may be designated, who not need to be shareholders and must be designated by general meeting of shareholders, by the board of directors of by the sole administrator, if any, and those officers shall hold their office until they are revoked. These officers must be of Mexican nationality, and shall have the powers and obligations conferred upon them at the time of their appointment.

MEETINGS OF SHAREHOLDERS

TWELVE.- The meetings of shareholders are:

          a).   Extraordinary; and b). Ordinary.

THIRTEEN.- Extraordinary meetings shall be held to issue preferred stock; for amortization by the corporation of its shares; to issue shares and grant bonds; to make any change the corporate agreement; and for any purpose under the provisions of article one hundred eighty two of the General Business Corporations Law.

FOURTEEN.- Ordinary meetings shall be held to transact any other business, which are not expressly reserved for extraordinary meeting.

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FIFTEEN.- The General Ordinary Meeting shall be held at least once in a year, within four months following the closing of fiscal year. Besides any business included in the Agenda, the Ordinary Meeting shall: a). Discuss, approve or amend balance for the immediate prior year, alter hearing the statutory auditor's report and taking all necessary actions; b). Determine the destination of profits determined upon authorized balance; c).Designate sole administrator or the members of the board of directors, if any, for the following fiscal year; and d). Designate statutory auditor for the following fiscal year.

SIXTEEN.- Any ordinary meeting of shareholders duly called will be held, whether they transact the business specified in the previous clause or any other business.

SEVENTEEN.- An original General Ordinary Meeting of Shareholders shall be valid if at least fifty one percent of shareholders of shares of capital stock is represented thereat whether in person or by proxy. In the event of any adjourned General Ordinary Meeting it will be valid whatever the number of shares represented thereat.

EIGHTEEN.- An original Extraordinary Meeting of Shareholders shall be valid if at least seventy five percent of shareholders of shares of capital stock is represented thereat whether in person or by proxy. In the event of any adjourned Extraordinary Meeting of Shareholders it will be valid until at least sixty percent of shares of capital stock is represented thereat.

NINETEEN.- Any resolutions adopted at original or adjourned extraordinary meetings of shareholders shall be adopted by vote of shareholders representing at least a sixty percent of shares of capital stock.

TWENTY.- Any resolutions adopted at ordinary meeting of shareholders, shall be adopted by majority votes cast in the Meeting, considering one vote per share.

TWENTY ONE.- The Board of Directors or Statutory Auditor, or the shareholders representing at least thirty percent of capital stock may call for an ordinary or extraordinary meeting. The minutes of the meetings of shareholders will be signed by the Chairman and the Secretary of the meeting, and by Statutory Auditor, if present. Any resolutions adopted without a Meeting by unanimous vote of shareholders representing all shares, shall, for all legal effects, be valid as if passed in a General Meeting, provided that they shall be confirmed in writing.

TWENTY TWO.- The notice of General Meetings shall be published once in the Official Gazette and in one major circulation newspaper of the corporate address of the Corporation, at least five days shall elapse between the publication date and the date fixed to hold the Meeting, the notice of meeting shall contain the Agenda and a reference to original or adjourned meeting. There may not be notice of meeting when at voting time all shares of capital stock are represented thereat.

SURVEILLANCE

TWENTY THREE.- The surveillance of the Corporation will be in charge of one Statutory Auditor who must be of Mexican nationality, and shall be designated by the general ordinary meeting of shareholders for one year, and this officer shall continue holding office until the new Statutory Auditor is designated and qualified. An alternate Statutory Auditor may also be appointed.

TWENTY FOUR.- The Statutory Auditors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders determines the granting of such bond at the time of the appointment of such officers.

PROFITS AND LOSSES

TWENTY FIVE.- Net profits of the corporations shall be any product from any transactions carried out during the fiscal year after exploitation and administration expenses, bonuses, general expenses, taxes, fees and any other expense incurred by the corporation, and any determined profits shall be distributed as follows:

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I. Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least equal to one fifth of capital stock, and such reserve shall be reconstituted in the same manner if reduced by any reason;

II. Any percentages or amounts as Meeting may determine to be applied to other reserve funds, prevision funds and other special purposes, shall be set apart; and

III. The remaining, if any, shall be distributed to shareholders, in proportion of the number of shares they hold and as provided by the Meeting.

TWENTY SIX.- Founding members shall not keep any special equity in profits.

DISSOLUTION AND LIQUIDATION

TWENTY SEVEN.- The corporation shall be dissolved:

          a).   Expiration of term; b). Impossibility to continue complying with the main corporate purposes of the Corporation; c). Though resolution adopted by extraordinary meeting of shareholders; d). If number of shares is less than five; e). Loss of two thirds of capital stock; and f). in the cases set forth by law.

TWENTY EIGHT.- In the event of dissolution of the Corporation, the liquidation process shall initiate, and if otherwise, the Ordinary Meeting of Shareholders shall designate the number of liquidators it deems necessary and their appointments.

TWENTY NINE.- Liquidators shall conclude liquidation within one year, unless as otherwise provided for by the Meeting.

THIRTY.- After The terms provided for in the above clause, liquidator(s) shall cease from their positions and may not be re-elected unless voting of shareholders representing at least fifty per cent of capital stock.

THIRTY ONE.- Liquidators shall have any such powers as designated by the Meeting at the time of such appointment.

THIRTY TWO.- General meetings, during a liquidation process, may be called by liquidator, statutory auditor or shareholders representing at least thirty percent of capital stock.

THIRTY THREE.- During the liquidation procedure, the Statutory Auditors shall have, as to liquidators, the same duties as to the Managers of the Corporation.

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  Exhibit 3.8